Exhibit 99.1

FOR IMMEDIATE RELEASE

Lear Contact:
Mel Stephens
VP – Corporate Communications
248-447-1624

Lear Announces Improved Full-Year 2007 Outlook,

 Reaffirms 2008 Outlook and Updates Restructuring Plan

Southfield, Mich., December 20, 2007 – Lear Corporation [NYSE: LEA] today announced an improvement in its full-year 2007 financial outlook reflecting increased core operating earnings, reaffirmed its preliminary financial outlook for 2008 and updated its restructuring plan to reflect the accelerated timing of certain actions.

Lear now expects income before interest, other expense, income taxes, restructuring costs and other special items (core operating earnings) this year of about $750 million, compared with its previous outlook of $680 million. The increase reflects stronger-than-expected production schedules in North America in the fourth quarter, continuing strong operating performance and the benefits from restructuring actions as well as the timing and outcome of several commercial items. Free cash flow for 2007, previously forecasted at about $350 million, is expected to benefit from the increased operating earnings, offset in part by higher cash restructuring costs.

Additionally, based on current full-year industry production estimates, Lear is reaffirming its outlook for 2008 core operating earnings of about $680 million. While certain of the Company’s major customers have announced reductions in North American production schedules for the first quarter of 2008, management believes continuing strong operating performance globally, sales growth in markets outside of North America and ongoing savings from the Company’s restructuring initiatives will mitigate the adverse impact. The 2008 financial outlook, however, is preliminary, and management intends to update and provide more detailed financial guidance in January. Please refer to “Forward-Looking Statements” for additional information.

Lastly, Lear now expects to incur about $180 million in restructuring costs this year, an increase of $55 million from the previous estimate. The increase is primarily related to the pull-ahead of certain facility closure and severance actions in Canada and Western Europe that were planned for 2008 and 2009.

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Lear Corporation is one of the world’s largest suppliers of automotive seating systems, electrical distribution systems and electronics products. The company’s world-class products are designed, engineered and manufactured by a diverse team of more than 90,000 employees at 236 facilities in 34 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available on the Internet at http://www.lear.com.

Non-GAAP Financial Information

The Company has provided information in this press release regarding non-GAAP (accounting principles generally accepted in the United States) financial measures. These measures include “income before interest, other expense, income taxes, restructuring costs and other special items” (core operating earnings) and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, state and local non-income taxes, foreign exchange gains and losses, fees associated with the Company’s asset-backed securitization and factoring facilities, minority interests in consolidated subsidiaries, equity in net income of affiliates and gains and losses on the sale of assets. Free cash flow represents net cash provided by operating activities before the net change in sold accounts receivable, less capital expenditures. The Company believes it is appropriate to exclude the net change in sold accounts receivable in the calculation of free cash flow since the sale of receivables may be viewed as a substitute for borrowing activity.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings is a useful measure in assessing the Company’s financial performance by excluding certain items (including those items that are included in other expense) that are not indicative of the Company’s core operating earnings or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that this measure is useful to both management and investors in their analysis of the Company’s results of operations and provides improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting in future periods.

Core operating earnings and free cash flow should not be considered in isolation or as a substitute for pretax income, net income, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Given the inherent uncertainty regarding special items, other expense and the net change in sold accounts receivable in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, the financial condition of the Company’s customers or suppliers, fluctuations in the production of vehicles for which the Company is a supplier, changes in the Company’s current vehicle production estimates, the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier, disruptions in the relationships with the Company’s suppliers, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the Company’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions, the outcome of customer productivity negotiations, the impact and timing of program launch costs, the costs, timing and success of restructuring actions, increases in the Company’s warranty or product liability costs, risks associated with conducting business in foreign countries, competitive conditions impacting the Company’s key customers and suppliers, raw material costs and availability, the Company’s ability to mitigate the significant impact of increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers and other risks described from time to time in the Company’s Securities and Exchange Commission filings.

The Company’s financial outlook for 2007 excludes its divested Interior business for the full year. The Company’s financial outlook for 2008 is based on industry production estimates of about 14.6 million vehicles in North America and about 20 million vehicles in Europe.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

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